Exhibit 99.1

ServisFirst Bancshares, Inc. NASDAQ: SFBS September 2020

Forward - Looking Statements This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . In addition, ServisFirst Bancshares, Inc . may file or furnish documents with the Securities and Exchange Commission which contain forward - looking statements and management may make forward - looking statements orally to analysts, investors, representatives of the media and others . These statements are based on the current beliefs and expectations of ServisFirst Bancshares, Inc . ’s management and are subject to significant risks and uncertainties . Actual results may differ from those set forth in the forward - looking statements . Factors that could cause ServisFirst Bancshares, Inc . ’s actual results to differ materially from those described in the forward - looking statements can be found in ServisFirst Bancshares, Inc . ’s Annual Report on Form 10 - K for the year ended December 31 , 2019 , and Quarterly Reports on Form 10 - Q for the quarters ended June 30 , 2020 , March 31 , 2020 , and September 30 , 2019 which have been filed with the Securities and Exchange Commission and which are available on ServisFirst Bancshares, Inc . ’s website ( www . servisfirstbank . com ) and on the Securities and Exchange Commission’s website ( www . sec . gov ) . ServisFirst Bancshares, Inc . does not undertake to update the forward - looking statements to reflect the impact of circumstances or events that may arise after the date of the forward - looking statements . ▪ Non - GAAP Financial Measures This presentation includes non - GAAP financial measures. Information about any such non - GAAP financial measures, including a reconciliation of those measures to GAAP, can be found in the presentation. 2

ServisFirst at a Glance Overview ▪ Founded in 2005 in Birmingham, AL ▪ Single bank BHC High - Performing Metropolitan Commercial Bank ▪ Total Assets (1) : $11.0 billion ▪ Stockholders’ Equity (1) : $915 million High Growth Coupled with Pristine Credit Metrics (3) ▪ Gross Loans CAGR: 17% ▪ Total Deposits CAGR: 17% ▪ Net Income for Common CAGR: 23% ▪ Diluted EPS CAGR: 21% ▪ ROAA (2) : 1.55% ▪ Efficiency Ratio (2) : 31.92% 1) As of June 30, 2020 2) For three months ended June 30, 2020 3) 5 - year compounded annual growth rate calculated from December 31, 2014 to December 31, 2019 ▪ NPAs / assets (1) : 0.26% ▪ NPLs / loans (1) : 0.26% 3

Our Business Strategy ▪ Simple business model – Loans and deposits are primary drivers, not ancillary services ▪ Limited branch footprint – Technology provides efficiency ▪ Big bank products and bankers – With the style of service and delivery of a community bank ▪ Core deposit focus coupled with C&I lending emphasis ▪ Scalable, decentralized business model – Regional CEOs drive revenue ▪ Opportunistic expansion, attractive geographies – Teams of the best bankers in each metropolitan market ▪ Disciplined growth company that sets high standards for performance 4

Opportunistic Expansion ▪ Identify great bankers in attractive markets – Focus on people as opposed to places – Target minimum of $300 million in assets within 3 years – Best bankers in growing markets ▪ Market strategies – Regional CEOs execute simple business model – Back office support and risk management infrastructure – Non - legal board of directors comprised of key business people – Provide professional banking services to mid - market commercial customers that have been neglected or pushed down to branch personnel by national and other larger regional banks ▪ Opportunistic future expansion – Southern markets, metropolitan focus – Draw on expertise of industry contacts 5

Milestones 6 ▪ Founded in May 2005 with initial capital raise of $35 million ▪ Reached profitability during the fourth quarter of 2005 and have been profitable every quarter since ▪ Achieved total asset milestones of $1 billion in 2008, $2 billion in 2011, $3 billion in 2013, $4 billion in 2014, $5 billion in 2015, $6 billion in 2016, $7 billion in 2017, $8 billion in 2018, $9 billion in 2019, and $11 billion in 2020 May ’05: Founded in Birmingham, AL June ’07: Montgomery, AL March ’11: Correspondent Banking April ’13: Mobile, AL May ’14: NASDAQ listed August ’06: Huntsville, AL September ’08: Dothan, AL April ’11: Pensacola, FL April ’13: Nashville, TN February ‘15: Metro Bank Acquisition January ’15: Charleston, SC January ’16: Tampa Bay, FL August ‘19: Southwest Florida LPO September ‘18: Fort Walton, FL January ‘17: Fairhope, AL 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 August ‘20: Columbus, GA LPO

Our Footprint 7 ServisFirst Branches (21) ServisFirst LPO (3)

Our Regions 8 Total Offices (2) Total MSA Deposits (3) ($ in billions) Market Share (3) (%) 3 41.4 7.3 2 8.2 10.8 2 8.5 8.8 3 7.3 4.6 2 3.4 16.2 1 87.1 0.3 North Port-Sarasota-Bradenton (4) 1 22.0 0.0 2 7.4 5.3 Crestview-Fort Walton Beach-Destin 1 5.7 0.0 1 64.1 0.7 Atlanta-Sandy Springs-Roswell 3 177.2 0.3 Columbus (4) 1 9.4 0.0 Charleston-North Charleston 2 14.7 1.4 24 456.4 Region (1) Birmingham-Hoover Huntsville Pensacola-Ferry Pass-Brent Alabama Florida Montgomery Dothan Mobile Tampa-St. Petersburg-Clearwater Tennessee Georgia South Carolina Total Nashville-Davidson-Murfreesboro-Franklin 1) Represents metropolitan statistical areas (MSAs) 2) As of September 2020 3) As reported by the FDIC as of 6/30/2019 4) Loan production office

Our Business Model ▪ “Loan making and deposit taking” – Traditional commercial banking services – No emphasis on non - traditional business lines ▪ Culture of cost control – “Branch light,” with $467 million average deposits per banking center – Leverage technology and centralized infrastructure – Headcount focused on production and risk management – Key products; including remote deposit capture, cash management, remote currency manager – Outsource selected functions ▪ C&I lending expertise – 42% of gross loans – Target customers: privately held businesses $2 to $250 million in annual sales, professionals, affluent consumers 9

Scalable, Decentralized Structure ▪ Local decision - making – Emphasize local decision - making to drive customer revenue – Centralized, uniform risk management and support – Conservative local lending authorities, covers most lending decisions – Geographic organizational structure (as opposed to line of business structure) ▪ Regional CEOs empowered and held accountable – Utilize stock based compensation to align goals ▪ Top - down sales culture – Senior management actively involved in customer acquisition 10

Risk Management ▪ Manage risk centrally while delivering products and services by each Regional Bank ▪ Centralized/Consistent: operations, compliance, risk, accounting, audit, information technology, and credit administration ▪ Investing resources in Risk Management Group – Hired CRO in 2017; formal written enterprise risk management program is priority – Invested in new technologies (BSA, information security, credit administration) – Enhanced staff and resources for risk, compliance, BSA, and credit administration – Increased scope of internal audits and independent loan reviews ▪ Management committees identify, monitor, and mitigate risks across enterprise ▪ Healthy Regulatory relations ▪ Independent loan portfolio stress testing performed regularly ▪ Sophisticated asset/liability modeling and management reporting ▪ Correspondent Banking Division provides additional stable funding source 11

Risk Management Credit Process ▪ Lending focuses on middle market clients with Regional CEO and credit officers approving secured loan relationship up to $5MM; relationships greater than $5MM are approved by the CCO and/or members of executive management ▪ Centralized monitoring of ABL relationships greater than $2MM and centralized monitoring of commercial construction projects greater than $3MM ▪ Independent loan review examines 30% of the committed balances annually to affirm risk rating accuracy and proper documentation ▪ The top three industry exposures as of 6/30/20 are: Real Estate (23%), Healthcare & Social Assistance (13%) and Service Industry (9%). – The top three C&I portfolio industries are: Health Care & Social Assistance (12%), Construction (12%), and Manufacturing (11%) – C&I loans account for 42% of the total loan portfolio 12

Risk Management Credit Process ▪ The Bank does not lead any Share National Credits (SNCs); the Bank does participate in 9 relationships that are classified as SNCs with current balances of $63MM as of 6/30/20 ▪ The Bank does not have any leveraged loans ▪ As of 6/30/20, CRE as a percent of capital was 226% and AD&C as a percent of capital was 53% ▪ Approximately 90% of the Bank’s CRE loans are located in Bank’s five state footprint ▪ As of 6/30/20, variable rate loans account for 39% of the loan portfolio, excluding loans from the Paycheck Protection Program (PPP) – 52% of variable rate loans have a floor and the average floor rate is 4.52% ▪ The average loan duration is approximately three and a half years for entire portfolio ▪ The Bank’s average net credit loss from 2008 through 2010 was 52 basis points compared to a peer (1) average of 121 basis points 13 1) Peer Group 4 as defined by The Uniform Bank Performance Report (UBPR)

Portfolios Potentially Impacted by Pandemic ▪ Well diversified portfolio with limited concentrations ▪ Hotel makes up less than 2% of portfolio ▪ Restaurants makes up less than 3% of portfolio ▪ Oil & Gas make up less than 1% of portfolio ▪ AD&C is 49% of capital ▪ CRE (excluding OO CRE) is 224% of capital ServisFirst Bank Portfolios Potentially Impacted By Pandemic August 31, 2020 000’s Outstanding Loan Balance Outstanding as a % of Total Loans Total Loan Commitment Watchlist Hotels and Motels $138,638 1.65% $144,627 $0 Entertainment & Recreation $89,344 1.07% $101,277 $133 Restaurants $246,923 2.9% $260,103 $2,929 Oil and Gas $72,557 0.87% $77,765 $3,306 Retail CRE $275,947 3.29% $288,659 $4,838 14

Deferrals Resulting from COVID - 19 ▪ As of 8/31/20 second deferrals totaled $49 million; of that, approximately $3 million is in the SBA 504 program ▪ Top deferral industries as of 8/31/2020 include – Hotels $21 million – Assisted Living Facilities $12.2 million – Breweries $7.9 million – Oil & Gas $7 million 15 3/31/2020 4/30/2020 5/31/2020 6/30/2020 7/31/2020 8/31/2020 574,668$ 1,272,491$ 1,248,477$ 341,698$ 104,761$ 67,683$ Payment Deferral Loan Balances (000s)

Correspondent Banking Footprint 16 6/30/2019 # of Relationships Balance ($000s) Avg Rel Bal ($) 6/30/2020 # of Relationships Balance ($000s) Avg Rel Bal ($) Total Active Relationships 292 1,141,556 3.91 MM Total Active Relationships 301 1,621,418 5.39 MM Deposit Accounts 682,107 2.34 MM Deposit Accounts 985,811 3.28 MM Fed Funds Purchased 459,449 1.57 MM Fed Funds Purchased 635,607 2.11 MM

Our Management Team Thomas A. Broughton, III President and Chief Executive Officer ▪ Previously President and CEO of First Commercial Bank (acquired by Synovus Financial, 1992); subsequently, regional CEO for Synovus ▪ American Banker’s 2009 Community Banker of the Year ▪ 65 years old 15 William M. Foshee EVP and Chief Financial Officer ▪ Previously Chief Financial Officer of Heritage Financial Holding Corporation ▪ Certified public accountant ▪ 65 years old Clarence C. Pouncey , III EVP and Chief Operating Officer ▪ Previously with Wachovia; oversaw production functions in Alabama, Arizona, Tennessee and Texas ▪ Previously SVP of SouthTrust Bank ▪ 63 years old Henry F. Abbott SVP and Chief Credit Officer ▪ Previously Senior Vice President and Chief Credit Officer of the Correspondent Banking Division, ServisFirst Bank ▪ 40 years old Rodney E. Rushing EVP, Correspondent Banking Executive ▪ Previously Executive Vice President of Correspondent Banking, BBVA - Compass ▪ 62 years old ▪ Insiders own approximately 12% of outstanding shares

Our Regions

Servis1st Bank

Andrew N. Kattos

EVP and Regional CEO Huntsville

- Previously EVP/Senior Lender for First Commercial Bank
- 51 years old

G. Carlton Barker

EVP and Regional CEO Montgomery

- Previously Group President for Regions Bank Southeast Alabama Bank Group
- 72 years old

B. Harrison Morris

EVP and Regional CEO Dothan

- Previously Market President of Wachovia's operation in Dothan
- 44 years old

Rex D. McKinney

EVP and Regional CEO Pensacola

- Previously EVP/Senior Commercial Lender for First American Bank/Coastal Bank and Trust (Synovus)
- 57 years old

W. Bibb Lamar

EVP and Regional CEO Mobile

- Previously CEO of BankTrust for over 20 years
- 76 years old

Bradford A. Vieira

EVP and Regional CEO Nashville

- Previously SVP and Commercial Banking Manager at ServisFirst Bank
- 44 years old

Thomas G. Trouche

EVP and Regional CEO Charleston

- Previously Executive Vice President Coastal Division for First Citizens Bank
- 56 years old

J. Harold Clemmer

EVP and Regional CEO Atlanta

- Previously President of Fifth Third Bank Tennessee and Fifth Third Bank Georgia
- 52 years old

Gregory W. Bryant

EVP and Regional CEO West Florida

- Previously President and CEO of Bay Cities Bank in Tampa Bay
- 56 years old

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Financial Results

$3,398 $4,224 $5,420 $6,092 $6,916 $7,530 $9,343 2014 2015 2016 2017 2018 2019 6/30/2020 Balance Sheet Growth ▪ 5 - year (1) CAGR of gross loans and total deposits = 17% ▪ 5 - year (1) CAGR of non - interest bearing deposits = 17% 20 5 - year (1) CAGR = 17% 5 - year (1) CAGR = 17% Gross Loans ($mm) Total Deposits ($mm) $3,360 $4,216 $4,912 $5,851 $6,533 $7,261 $8,315 2014 2015 2016 2017 2018 2019 6/30/2020 1) 5 – year CAGR = 12/31/2014 – 12/31/2019

1.05 1.20 1.52 1.72 2.53 2.76 1.39 2014 2015 2016 2017 2018 2019 6/30/2020 $51.9 $63.3 $81.4 $93.0 $136.9 $149.2 $75.2 2014 2015 2016 2017 2018 2019 6/30/2020 Income Growth ▪ Rare combination of balance sheet growth and earnings power ▪ EPS growth includes impact of $55.1 million of common stock issued in five private placements as we entered new markets and $56.9 from the initial public offering 21 5 - year (1) CAGR = 23% 5 - year (1) CAGR = 21% Net Income Available to Common Stockholders ($mm) Diluted Earnings Per Common Share 1) 5 – year CAGR = 12/31/2014 – 12/31/2019

Balance Sheet Makeup ▪ Primary focus on building core deposits, highlighted by non - interest bearing accounts and non - reliance on CDs ▪ C&I lending expertise within a well balanced loan portfolio 22 Deposit Mix (1) .69% Cost of Interest Bearing Deposits (2) Loan Portfolio (1) 4.31% Yield on Loans (2) 1) For period ending June 30, 2020 2) Average for the three months ended June 30, 2020 Non - interest bearing 29% CDs 9% NOW, Money market, and savings 62% Commercial & industrial 42% Consumer 1% Real estate - construction 6% Consumer mortgage 8% CRE non - owner occupied 23% CRE owner occupied 20%

Loan Growth by Region

Servis 1st Bank

Dollars in Thousands Region	12/31/2019	6/30/2020	YTD Growth	YTD Annualized Growth Rate
Birmingham, AL	$ 3,007,758	$ 3,279,180	$ 271,422	18%
Atlanta, GA	$ 416,425	$ 540,039	$ 123,614	60%
Huntsville, AL	$ 605,271	$ 714,981	$ 109,710	36%
Charleston, SC	$ 264,319	$ 361,623	$ 97,304	74%
Pensacola, FL	$ 437,221	$ 527,649	$ 90,428	42%
West Florida	$ 308,382	$ 390,365	$ 81,983	53%
Nashville, TN	$ 712,945	$ 788,153	$ 75,208	21%
Montgomery, AL	$ 401,743	$ 475,128	$ 73,385	37%
Dothan, AL	$ 653,600	$ 721,454	$ 67,854	21%
Mobile, AL	$ 453,788	$ 516,803	$ 63,015	28%
Total Loans	$ 7,261,451	$ 8,315,375	$ 1,053,924	29%

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Loan Growth by Type 24 Dollars in Thousands Loan Type 12/31/2019 6/30/2020 2,696,210$ 3,498,627$ 802,417$ 76% 521,392$ 544,586$ 23,194$ 2% 1,587,478$ 1,634,495$ 47,017$ 4% 644,188$ 665,883$ 21,695$ 2% 1,747,394$ 1,911,384$ 163,990$ 16% 3,979,060$ 4,211,762$ 232,702$ 22% 64,789$ 60,400$ (4,389)$ 0% 7,261,451$ 8,315,375$ 1,053,924$ Total Loans YTD Growth by Loan Type % of YTD Growth Real Estate - Mortgage: Commercial, Financial and Agricultural Real Estate - Construction Consumer Owner-Occupied Commercial 1-4 Family Mortgage Other Mortgage Subtotal: Real Estate - Mortgage

Credit Trends

Servis1st Bank

Commercial Real Estate Trends							
Year Ended December 31,							
(In Thousands)	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**6/30/2020**
1-4 Family Construction Speculative	$ 13,608	$ 25,794	$ 27,835	$ 31,230	$ 34,594	$ 47,809	$ 59,184
1-4 Family Construction Sold	$ 28,124	$ 29,086	$ 45,051	$ 47,441	$ 46,467	$ 56,105	$ 44,239
Resi Acquisition & Development	$ 20,009	$ 18,693	$ 17,681	$ 40,956	$ 24,542	$ 37,219	$ 38,328
Multifamily Permanent	$ 54,725	$ 71,217	$ 92,052	$ 127,502	$ 160,981	$ 300,281	$ 305,621
Residential Lot Loans	$ 25,630	$ 27,844	$ 23,138	$ 20,059	$ 26,222	$ 26,486	$ 24,507
Commercial Lots	$ 16,007	$ 17,986	$ 25,618	$ 31,601	$ 43,610	$ 50,198	$ 46,089
Raw Land	$ 30,124	$ 60,360	$ 37,228	$ 44,145	$ 50,111	$ 45,193	$ 48,211
Commercial Construction	$ 76,904	$ 72,807	$ 158,537	$ 365,442	$ 307,645	$ 254,983	$ 278,957
Other CRE Income Property	$ 341,262	$ 517,416	$ 640,793	$ 748,630	$ 1,045,233	$ 1,333,276	$ 1,499,060
Total CRE (Excluding O/O CRE)	**$ 606,394**	**$ 841,203**	**$ 1,067,930**	**$ 1,457,006**	**$ 1,739,405**	**$ 2,151,550**	**$ 2,348,966**
Total Risk-Based Capital (Bank Level)	**$ 458,073**	**$ 530,688**	**$ 616,415**	**$ 718,151**	**$ 838,216**	**$ 962,616**	**$ 1,037,250**
CRE as % of Total Capital	**132%**	**159%**	**173%**	**203%**	**208%**	**224%**	**226%**
Total Gross Loans	**$ 3,359,858**	**$ 4,216,375**	**$ 4,911,770**	**$ 5,851,261**	**$ 6,533,499**	**$ 7,261,451**	**$ 8,315,375**
CRE as % of Total Portfolio	**18%**	**20%**	**22%**	**25%**	**27%**	**30%**	**28%**
CRE Owner Occupied	**$ 793,917**	**$ 1,014,669**	**$ 1,171,719**	**$ 1,328,666**	**$ 1,463,887**	**$ 1,588,148**	**$ 1,634,495**
CRE OO as % of Total Portfolio	**24%**	**24%**	**24%**	**23%**	**22%**	**22%**	**20%**
CRE OO as % of Total Capital	**173%**	**191%**	**190%**	**185%**	**175%**	**165%**	**158%**
Acquisition, Development, & Construction Trends							
AD&C	**$ 208,769**	**$ 243,267**	**$ 335,085**	**$ 580,874**	**$ 533,191**	**$ 517,992**	**$ 544,772**
AD&C as % of Total Capital	**46%**	**46%**	**54%**	**81%**	**64%**	**54%**	**53%**
AD&C as % of Total Portfolio	**6%**	**6%**	**7%**	**10%**	**8%**	**7%**	**7%**

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Credit Quality ▪ Strong loan growth while maintaining asset quality discipline 26 Allowance for Loan Losses / Total Loans Net Charge Offs / Total Average Loans Non - Performing Assets / Total Assets Non - Performing Loans / Total Loans 0.41% 0.26% 0.34% 0.26% 0.41% 0.50% 0.26% 2014 2015 2016 2017 2018 2019 6/30/2020 0.30% 0.18% 0.34% 0.19% 0.43% 0.50% 0.26% 2014 2015 2016 2017 2018 2019 6/30/2020 0.17% 0.13% 0.11% 0.29% 0.20% 0.33% 0.23% 2014 2015 2016 2017 2018 2019 6/30/2020 1.06% 1.03% 1.06% 1.02% 1.05% 1.05% 1.10% 2014 2015 2016 2017 2018 2019 6/30/2020

Profitability Metrics ▪ Consistent earnings results and strong momentum 27 Core Return on Average Assets (1) Core Return on Average Equity (1) Core Return on Average Common Equity (1) Net Interest Margin 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Exp lanation of Non - GAAP Financial Measures" included on page 37 of this presentation. 1.44% 1.42% 1.42% 1.48% 1.88% 1.71% 1.54% 2014 2015 2016 2017 2018 2019 6/30/2020 16.74% 15.73% 16.63% 16.95% 20.95% 18.99% 17.31% 2014 2015 2016 2017 2018 2019 6/30/2020 3.68% 3.75% 3.42% 3.68% 3.75% 3.46% 3.44% 2014 2015 2016 2017 2018 2019 6/30/2020 14.88% 14.88% 14.96% 16.64% 16.96% 20.96% 17.31% 2014 2015 2016 2017 2018 2019 6/30/2020

45.54% 41.54% 38.69% 38.75% 40.60% 39.47 34.71% 32.57% 33.31% 32.50% 1.79% 1.64% 1.51% 1.47% 1.55% 1.41 1.32% 1.26% 1.20% 1.17% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2011 2012 2013 2014 2015 2016 2017 2018 2019 6/30/2020 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% Core Efficiency Ratio Core Non-interest Expense / Average Assets Efficiency ▪ Our operating structure and business strategy enable efficient, profitable growth 28 Core Efficiency Ratio (1) and Core Non - interest Expense / Average Assets (1) (1) (1) 1) For a reconciliation of these non - GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures" included on page 37 of this presentation .

Interest Rate Risk Profile 29 Change in Net Interest Income Scenario Based on parallel shift in yield curve and a static balance sheet Variable - Rate Loans 39% of loans are variable rate (excluding PPP loans) Deposit Mix 29% of deposits are held in non - interest bearing demand deposit accounts 0.4% 1.0% 2.8% - 11.6% - 4.6% 0.8% -13.0% -8.0% -3.0% 2.0% 7.0% 12.0% Down 100 bps Up 100 bps Up 200 bps Year 1 Year 2

Appendix

Our Regions: Centers for Continued Growth ▪ Birmingham, Alabama – Key Industries : Metals manufacturing, finance, insurance, healthcare services and distribution – Key Employers : Protective Life, Encompass Health, Vulcan Materials Company, AT&T, American Cast Iron Pipe Company, Southern Company, and University of Alabama at Birmingham ▪ Huntsville, Alabama – Key Industries : U.S. government, aerospace/defense, commercial and university research – Key Employers : U.S. Army/Redstone Arsenal, Boeing Company, NASA/Marshall Space Flight Center, Intergraph Corporation, ADTRAN, Northrop Grumman, Cinram, SAIC, DirecTV, Lockheed Martin, and Toyota Motor Manufacturing ▪ Montgomery, Alabama – Key Industries : U.S. and state government, U.S. Air Force , automotive manufacturing – Key Employers : Maxwell Gunter Air Force Base, State of Alabama, Baptist Health Systems, Hyundai Motor Manufacturing, and MOBIS Alabama 31

Our Regions: Centers for Continued Growth (cont.)

Servis 1st Bank

- **Dothan, Alabama**
  - *Key Industries*: Agriculture, manufacturing, and healthcare services
  - *Key Employers*: Southeast Alabama Medical Center, Wayne Farms, Southern Nuclear, Michelin Tire, Pemco World Air Services, Globe Motors, and AAA Cooper Transportation

- **Pensacola, Florida**
  - *Key Industries*: Military, health services, medical technology industries, and tourism
  - *Key Employers*: Eglin Air Force Base, Hurlburt Field, Pensacola Whiting Field, Pensacola Naval Air Station and Corry Station, Sacred Heart Health System, West Florida Regional Hospital, Gulf Power Company, University of West Florida, Solutia, and GE Wind Energy

- **Mobile, Alabama**
  - *Key Industries*: Aircraft assembly, aerospace, steel, ship building, maritime, construction, medicine, and manufacturing
  - *Key Employers*: Port of Mobile, Infirmary Health Systems, Austal USA, Brookley Aeroplex, ThyssenKrupp, Infirmary Health Systems, University of South Alabama, ST Aerospace Mobile, and EADS

32

Our Regions: Centers for Continued Growth (cont.) ▪ Nashville, Tennessee – Key Industries : Healthcare, manufacturing, transportation, and technology – Key Employers : HCA Holdings, Nissan North America, Dollar General Corporation, Asurion , and Community Health Systems ▪ Charleston, South Carolina – Key Industries : Maritime, information technology, higher education, military, manufacturing, and tourism – Key Employers : Joint Base Charleston, Medical University of South Carolina, Roper St. Francis Healthcare, Boeing Company, Robert Bosch LLC, Blackbaud , and SAIC ▪ Atlanta, Georgia – Key Industries : Logistics, media, information technology, and entertainment – Key Employers : Coca - Cola Company, Home Depot, Delta Air Lines, AT&T Mobility, UPS, Newell - Rubbermaid, Cable News Network, and Cox Enterprises ▪ West Florida – Key Industries : Defense, financial services, information technology, healthcare, transportation, manufacturing, and tourism – Key Employers : Baycare Health System, University of South Florida, Tech Data, Raymond James Financial, Jabil Circuit, HSN, WellCare Health Plans, Sarasota Memorial Health Care System, Beall’s Inc., and Teco Energy 33

Our Financial Performance:
Key Operating and Performance Metrics

ServisFirst Bank

Dollars in Millions Except per Share Amounts	2012	2013	2014	2015	2016	2017	2018	2019	6/30/2020
Balance Sheet									
Total Assets	$2,906	$3,521	$4,099	$5,096	$6,370	$7,082	$8,007	$8,948	$11,012
Net Loans	$2,337	$2,828	$3,324	$4,173	$4,860	$5,792	$6,465	$7,185	$8,224
Deposits	$2,512	$3,020	$3,398	$4,224	$5,420	$6,092	$6,916	$7,530	$9,343
Loans / Deposits	94%	95%	99%	99%	90%	95%	93%	95%	88%
Total Equity	$233	$297	$407	$449	$523	$608	$715	$843	$915
Profitability									
Net Income	$34.4	$41.6	$52.3	$63.5	$81.5	$93.1	$136.9	$149.2	$75.2
Net Income Available to Common	$34.0	$41.2	$51.9	$63.3	$81.4	$93.0	$136.9	$149.2	$75.2
Core Net Income Available to Common (1)	$34.0	$41.2	$53.6	$65.0	$81.4	$96.3	$136.9	$147.9	$75.2
Core ROAA (1)	1.31%	1.32%	1.44%	1.42%	1.42%	1.48%	1.88%	1.71%	1.54%
Core ROAE (1)	15.99%	15.70%	15.00%	14.96%	16.64%	16.96%	20.96%	19.00%	17.31%
Core ROACE (1)	19.41%	18.30%	16.74%	15.73%	16.63%	16.95%	20.95%	18.99%	17.31%
Net Interest Margin	3.80%	3.80%	3.68%	3.75%	3.42%	3.68%	3.75%	3.46%	3.44%
Core Efficiency Ratio (1)	41.54%	38.78%	38.86%	40.73%	39.47%	34.71%	32.57%	33.31%	32.50%
Capital Adequacy									
Tangible Common Equity to Tangible Assets (2)	6.65%	7.31%	8.96%	8.54%	7.99%	8.39%	8.77%	9.27%	8.19%
Common Equity Tier 1 RBC Ratio	NA	NA	NA	9.72%	9.78%	9.51%	10.12%	10.50%	11.26%
Tier I Leverage Ratio	8.43%	8.48%	9.91%	8.55%	8.22%	8.51%	9.07%	9.13%	8.46%
Tier I RBC Ratio	9.89%	10.00%	11.75%	9.73%	9.78%	9.52%	10.13%	10.50%	11.27%
Total RBC Ratio	11.78%	11.73%	13.38%	11.95%	11.84%	11.52%	12.05%	12.31%	13.27%
Asset Quality									
NPAs / Assets	0.69%	0.64%	0.41%	0.26%	0.34%	0.25%	0.41%	0.50%	0.26%
NCOs / Average Loans	0.24%	0.33%	0.17%	0.13%	0.11%	0.29%	0.20%	0.33%	0.23%
Loan Loss Reserve / Gross Loans	1.11%	1.07%	1.06%	1.03%	1.06%	1.02%	1.05%	1.05%	1.10%
Per Share Information									
Common Shares Outstanding	37,612,872	44,100,072	49,603,036	51,945,396	52,636,896	52,992,586	53,375,195	53,623,740	53,874,276
Book Value per Share	$5.14	$5.83	$7.41	$8.65	$9.93	$11.47	$13.40	$15.71	$16.98
Tangible Book Value per Share (2)	$5.14	$5.83	$7.41	$8.35	$9.65	$11.19	$13.13	$15.45	$16.72
Diluted Earnings per Share	$0.83	$0.95	$1.05	$1.20	$1.52	$1.72	$2.53	$2.76	$1.39
Core Diluted Earnings per Share (1)	$0.83	$0.95	$1.08	$1.23	$1.52	$1.78	$2.53	$2.74	$1.39

1) For a reconciliation of these non-GAAP measures to the most comparable GAAP measure, see "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" included on page 37 of this presentation.
2) Non-GAAP financial measures. "Tangible Common Equity to Tangible Assets" and "Tangible Book value per Share" are not measures of financial performance recognized by generally accepted accounting principles in the United States, or GAAP.

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Our Financial Performance: Asset Quality

Servis1st Bank

Dollars in Thousands	2012	2013	2014	2015	2016	2017	2018	2019	6/30/2020
Nonaccrual Loans:									
1-4 Family	453	1,878	1,596	198	74	459	2,046	1,440	683
Owner-Occupied Commercial Real Estate	2,786	1,435	683	--	--	556	3,358	10,826	1,714
Other Real Estate Loans	240	243	959	1,619	--	--	5,022	1,507	--
Commercial, Financial & Agricultural	276	1,714	172	1,918	7,282	9,712	10,503	14,729	13,888
Construction	6,460	3,749	5,049	4,000	3,268	--	997	1,588	587
Consumer	135	602	666	31	--	38	--	--	9
Total Nonaccrual Loans	10,350	9,621	9,125	7,766	10,624	10,765	21,926	30,091	16,881
Total 90+ Days Past Due & Accruing	8	115	925	1	6,263	60	5,844	6,021	5,133
Total Nonperforming Loans	10,358	9,736	10,050	7,767	16,887	10,825	27,770	36,112	22,014
Other Real Estate Owned & Repossessions	9,721	12,861	6,840	5,392	4,988	6,701	5,169	8,178	6,537
Total Nonperforming Assets	20,079	22,597	16,890	13,159	21,875	17,526	32,939	44,290	28,551
Troubled Debt Restructurings (TDRs) (Accruing):									
1-4 Family	1,709	8,225	--	--	--	850	--	--	--
Owner-Occupied Commercial Real Estate	3,121	--	--	--	--	3,664	--	--	--
Other Real Estate Loans	302	285	1,663	253	204	--	--	--	--
Commercial, Financial & Agricultural	1,168	962	6,632	6,618	354	11,438	3,073	625	975
Construction	3,213	217	--	--	--	997	--	--	--
Consumer	--	--	--	--	--	--	--	--	--
Total TDRs (Accruing)	9,513	9,689	8,295	6,871	558	16,949	3,073	625	975
Total Nonperforming Assets & TDRs (Accruing)	29,592	32,286	25,185	20,030	22,433	34,475	36,012	44,915	29,526
Total Nonperforming Loans to Total Loans	0.44%	0.34%	0.30%	0.18%	0.34%	0.19%	0.43%	0.50%	0.26%
Total Nonperforming Assets to Total Assets	0.69%	0.64%	0.41%	0.26%	0.34%	0.25%	0.41%	0.50%	0.26%
Total Nonperforming Assets & TDRs (Accruing) to Total Assets	1.02%	0.92%	0.61%	0.39%	0.35%	0.49%	0.45%	0.50%	0.27%

35

Our Financial Performance: Loan Loss Reserve and Charge-Offs

Servis 1st Bank

Dollars in Thousands	2012	2013	2014	2015	2016	2017	2018	2019	6/30/2020
Allowance for Loan Losses:									
Beginning of Year	$ 22,030	$ 26,258	$ 30,663	$ 35,629	$ 43,419	$51,893	$ 59,406	$ 68,600	$ 76,584
Charge-Offs:									
Commercial, Financial and Agricultural	(1,106)	(1,932)	(2,311)	(3,802)	(3,791)	(13,910)	(11,428)	(15,015)	(3,998)
Real Estate - Construction	(3,088)	(4,829)	(1,267)	(667)	(815)	(56)	-	-	(830)
Real Estate - Mortgage:	(660)	(241)	(1,965)	(1,104)	(380)	(2,056)	(1,042)	(6,882)	(4,198)
Consumer	(901)	(210)	(228)	(171)	(212)	(310)	(283)	(592)	(120)
Total Charge-Offs	(5,755)	(9,012)	(5,771)	(5,744)	(5,198)	(16,332)	(12,753)	(22,489)	(9,146)
Recoveries:									
Commercial, Financial and Agricultural	125	66	48	279	49	337	349	306	146
Real Estate - Construction	58	296	322	238	76	168	112	3	2
Real Estate - Mortgage:	692	36	74	169	146	89	46	13	14
Consumer	8	11	34	1	3	26	38	107	40
Total Recoveries	883	409	478	687	274	620	545	429	202
Net Charge-Offs	(4,872)	(8,603)	(5,293)	(5,057)	(4,924)	(15,712)	(12,208)	(22,060)	(8,944)
Allocation from LGP	-	-	-	-	-	-	-	7,406	0
Provision for Loan Losses Charged to Expense	9,100	13,008	10,259	12,847	13,398	23,225	21,402	22,638	23,867
Allowance for Loan Losses at End of Period	$ 26,258	$ 30,663	$ 35,629	$ 43,419	$ 51,893	$59,406	$ 68,600	$ 76,584	$ 91,507
As a Percent of Year to Date Average Loans:									
Net Charge-Offs	0.24%	0.33%	0.17%	0.13%	0.11%	0.29%	0.20%	0.32%	0.23%
Provision for Loan Losses	0.45%	0.50%	0.34%	0.34%	0.30%	0.43%	0.35%	0.33%	0.61%
Allowance for Loan Losses As a Percentage of: Loans	1.11%	1.07%	1.06%	1.03%	1.06%	1.02%	1.05%	1.05%	1.10%

36

GAAP Reconciliation and Management Explanation of Non - GAAP Financial Measures We recorded a $ 1 . 7 million credit to our FDIC and other regulatory assessments expense in 2019 as a result of the FDIC’s Small Bank Assessment Credit . We recorded $ 3 . 1 million of additional tax expense as a result of revaluing our net deferred tax assets at December 31 , 2017 due to lower corporate income tax rates provided by the Tax Cuts and Jobs Act passed into law in December 2017 . The revaluation adjustment of our net deferred tax asset position was impacted by a number of factors, including increased loan charge - offs in the fourth quarter of 2017 , increases in deferred tax liabilities relating to depreciation expense on our new headquarters building, and dividends from our captive real estate investment trusts . In 2017 we also recorded expenses of $ 347 , 000 related to terminating the lease agreement on our previous headquarters building in Birmingham, Alabama and expenses of moving into our new headquarters building . We recorded expenses of $ 2 . 1 million in 2015 related to the acquisition of Metro Bancshares, Inc . and the merger of Metro Bank with and into the bank, and recorded an expense of $ 500 , 000 resulting from the initial funding of reserves for unfunded loan commitments, consistent with guidance provided in the Federal Reserve Bank’s Interagency Policy Statement SR 06 - 17 . The table below presents computations of earnings and certain other financial measures which exclude the significant adjustments discussed above . These non - GAAP financial measures include “adjusted net income available to common stockholders,” “adjusted earnings per share, basic,” “adjusted earnings per share, diluted,” “adjusted return on average assets,” “adjusted return on average stockholders’ equity,” “adjusted return on average common stockholders’ equity” and “adjusted efficiency ratio . ” Adjusted earnings per share, basic is adjusted net income available to common stockholders divided by weighted average shares outstanding . Adjusted earnings per share, diluted is adjusted net income available to common stockholders divided by weighted average diluted shares outstanding . Adjusted return on average assets is adjusted net income divided by average total assets . Adjusted return of average stockholders’ equity is adjusted net income divided by average total stockholders’ equity . Adjusted return of average common stockholders’ equity is adjusted net income divided by average common stockholders’ equity . The adjusted efficiency ratio is adjusted non - interest expense divided by the sum of adjusted net interest income and adjusted non - interest income . Our management and board use these non - GAAP measures for reporting financial performance to internal users for management purposes and externally as part of presentations to investors . We believe these non - GAAP financial measures provide useful information to management, our board and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP ; however, we acknowledge that these non - GAAP financial measures have inherent limitations, are not audited and are not required to be uniformly applied . The following reconciliation table provides a more detailed analysis of the non - GAAP financial measures for the years ended December 31 , 2019 , 2017 and 2015 . All amounts are in thousands, except share and per share data . 37

GAAP Reconciliation

Servis1st Bank

Dollars in Thousands	As Of and For the Quarter Ended June 30, 2020	As Of and For the Year Ended December 31, 2019	As Of and For the Year Ended December 31, 2018	As Of and For the Year Ended December 31, 2017	As Of and For the Year Ended December 31, 2016	As Of and For the Year Ended December 31, 2015	As Of and For the Year Ended December 31, 2014
Provision for income taxes - GAAP		$ 37,618		$ 44,258		$ 25,465	$ 21,601
Adjustment for non-routine expense/credit		421		-132		829	865
Core provision for income taxes - non-GAAP		$ 38,039		$ 44,126		$ 26,294	$ 22,466
Return on average assets - GAAP		1.73 %		1.43 %		1.38 %	1.39 %
Net income - GAAP		$ 149,180		$ 93,092		$ 63,540	$ 52,377
Adjustment for non-routine expense/credit		-1,185		3,274		1,767	1,612
Core net income - non-GAAP		$ 147,995		$ 96,366		$ 65,307	$ 53,989
Average assets		$ 8,638,604		$ 6,495,067		$ 4,591,861	$ 3,757,932
Core return on average assets - non-GAAP		1.71 %		1.48 %		1.42 %	1.44 %
Return on average common stockholders' equity - GAAP		19.15 %		16.37 %		15.30 %	16.23 %
Net income available to common stockholders - GAAP		$ 149,180		$ 93,030		$ 63,260	$ 51,946
Adjustment for non-routine expense/credit		-1,185		3,274		1,767	1,612
Core net income available to common stockholders - non-GAAP		$ 147,995		$ 96,304		$ 65,027	$ 53,558
Average common stockholders' equity		$ 779,071		$ 568,228		$ 413,445	$ 320,005
Core return on average common stockholders' equity - non-GAAP		18.99 %		16.95 %		15.73 %	16.74 %
Diluted earnings per share - GAAP		$ 2.76		$ 1.72		$ 1.20	$ 1.05
Weighted average shares outstanding, diluted - GAAP		54,103,074		54,123,957		52,885,108	49,636,442
Core diluted earnings per share - non-GAAP		$ 2.73		$ 1.78		$ 1.23	$ 1.08
Book value per share - GAAP	$ 16.98	$ 15.71	$ 13.40	$ 11.47	$ 9.93	$ 8.65	$ 7.41
Total common stockholders' equity - GAAP	914,588	842,682	715,203	607,604	522,889	449,147	367,255
Adjusted for goodwill and other identifiable intangible assets	14,043	14,179	14,449	14,787	14,996	15,330	-
Tangible common stockholders' equity - non-GAAP	$ 900,545	$ 828,503	$ 700,754	$ 592,885	$ 507,893	$ 433,817	$ 367,255
Tangible book value per share - non-GAAP	$ 16.72	$ 15.45	$ 13.13	$ 11.19	$ 9.65	$ 8.35	$ 7.41
Stockholders' equity to total assets - GAAP	8.31 %	9.42 %	8.93 %	8.58 %	8.21 %	8.81 %	8.96 %
Total assets - GAAP	$ 11,012,195	$ 8,947,653	$ 8,007,382	$ 7,082,384	$ 6,370,448	$ 5,095,509	$ 4,098,679
Adjusted for goodwill and other identifiable intangible assets	14,043	14,179	14,449	14,719	14,996	15,330	-
Total tangible assets - non-GAAP	$ 10,998,152	$ 8,933,474	$ 7,992,933	$ 7,067,665	$ 6,355,452	$ 5,080,179	$ 4,098,679
Tangible common equity to total tangible assets - non-GAAP	8.19 %	9.27 %	8.77 %	8.39 %	7.99 %	8.54 %	8.96 %

38